UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)            August 30, 1996

Commission File Number 0-16839

                         PEOPLES FIRST CORPORATION
          (Exact name of registrant as specified in its charter)

          Kentucky                                               61-1023747
(State or other jurisdiction of                               (I R S Employer
 incorporation or organization)                             Identification No.)

100 South Fourth Street
Paducah, Kentucky                                                    42002-2200
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:         (502) 441-1200

























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Item 5.  Other Event-Information of importance to security holders:

Press Release                                               August 30, 1996
For Further Information Contact:

Aubrey W. Lippert                  R. Keith Bennett
Peoples First Corporation          Guaranty Federal Savings Bank
502/441-1200                       615/648-2202


Aubrey W. Lippert, Chairman of the Board and President of Peoples First Corporation (Nasdaq: PFKY), Paducah, Kentucky, and R. Keith Bennett, President of Guaranty Federal Saving Bank today jointly announced the completion of the affiliation of Guaranty Federal Savings Bank, Clarksville, Tennessee, with Peoples First Corporation.

Under the terms of the affiliation agreement, Peoples First will acquire all of the shares of Guaranty Federal, and Guaranty Federal stockholders will receive
2.6316 shares of Peoples First common stock for each share of Guaranty Federal common stock. The closing price of Peoples First common stock on August 29, 1996 was $21.50 per share.

Mr. Lippert stated, "We are very pleased that the Guaranty Federal organization will be joining Peoples First in our efforts to provide a full range of financial services to our region. We look forward to working with their management team to meet the residential and consumer borrowing needs of customers in both Western Kentucky and Northwestern Tennessee.

Mr. R. Keith Bennett, Chief Executive Officer of Guaranty Federal Savings Bank stated, "Our affiliation with Peoples First Corporation will enable us to continue to expand our array of financial services to customers in the growing Clarksville market. We plan to continue to deliver friendly, professional and efficient customer service with our current staff, management and board of directors. We look forward to our affiliation with Peoples First Corporation and believe the transaction will benefit both organizations and the communities we serve."

Guaranty Federal has three offices in Clarksville and is the seventh largest financial institution in Montgomery County, Tennessee with total assets of approximately $56 million as of June 30, 1996.

Peoples First Corporation, which had over $1.3 billion in assets as of June 30, 1996, in a multi-bank holding company headquartered in Paducah, Kentucky. Peoples First conducts a complete range of commercial and personal banking activities through its Kentucky banking offices in Paducah, Calvert City, Benton, LaCenter, Salem, Smithland, Murray, Central City, Greenville, Beaver Dam, Hartford, Livermore, Morgantown, Mayfield and Symsonia. The Company's common stock trades on the Nasdaq Stock Market under the symbol "PFKY". If you would like additional information regarding Peoples First Corporation, please contact Aubrey W. Lippert, President and Chairman of the Board or Allan B. Kleet, Treasurer at 502\441-1200.


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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 4, 1996.

                                        PEOPLES FIRST CORPORATION

                                        By: /s/ Allan B. Kleet

                                        Allan B. Kleet
                                        Principal Accounting Officer







































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